POWER OF ATTORNEY

The undersigned, who anticipates filing a Form ID and

periodically Forms 3, 4 and 5 with the Securities and

Exchange Commission pursuant to Section 16 of the

Securities Exchange Act of 1934, as amended, and the

rules and regulations of the Securities and Exchange

Commission, hereby constitutes and appoints C.M. Connor,

S.P. Hennessy and L.E. Stellato, or any of them, with

full power of substitution and resubstitution, as the

undersigned's true and lawful attorney-in-fact to

complete, sign and file for me in my name, and in my

capacity as a director of The Sherwin-Williams Company,

said Forms and any and all applications and other

documents to be filed with the Securities and Exchange

Commission, any national securities exchange and The

Sherwin-Williams Company relating to Section 16, including,

without limitation, any documents necessary to facilitate

the filing of Section 16 reports, with full power and

authority to do and perform any and all acts and things

whatsoever which in the opinion of such attorney-in-fact

is necessary or may be of benefit to the undersigned

in connection with the foregoing, hereby ratifying and

approving all such acts of such attorney-in-fact and any

such substitute for as long as the undersigned is required

to file reports under Section 16 of the Securities

Exchange Act of 1934, as amended.

Executed the date set opposite my name.

Date: October 8, 2009  /s/  Thomas G. Kadien